Exhibit 10.26

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 240.24b-2

FIRST ADDENDUM entered into by and between INDUSTRIAS ASOCIADAS MAQUILADORAS, S.A DE C.V., herein represented by Mr. Eduardo Mendoza Larios, hereinafter referred to as “LESSOR”, and INDUSTRIAL VALLERA DE MEXICALI S.A. DE C.V. hereinafter to as “LESSEE”, represented by its legal representative, Sr. Sergio Tagliapietra Nassri, and with acknowledge of MASIMO CORPORATION, hereinafter referred to as “GUARANTOR”, represented in this act by Yongsam Lee, pursuant to the following RECITALS and CLAUSES:
R E C I T A L S
Both parties declare:
I. That LESSOR and the LESSEE have entered into a Lease Agreement dated on September 1st, 2007 (herein after referred to as the “Lease Agreement”) whereby LESSOR leased certain property to LESSE located at “Palaco Industrial Park”, in the City of Mexicali, Baja California, with a total constructed area of 8,882.18 square meters (eight thousand eight hundred and eighty two point eighteen square meters), equivalent to 95,607.00 square feet (ninety five thousand six hundred and seven square feet).
II.     That it’s their intention to execute this First Addendum to expand the Leased Property with 53,797 (fifty three thousand seven hundred and ninety seven) additional square feet of constructed area to have a total of 149,404 square feet (one hundred forty nine thousand four hundred and four) of constructed leased area; with the location, dimensions, boundaries and adjoining properties detailed in the plot plan attached hereto as “Exhibit A”; and to extend the Lease Term by a new term of seven (7) years commencing on December 17, 2013 and ending on December 16, 2020.
III.     That the powers of attorney under which they represented LESSOR and LESSEE are still in effect, and that such have not been revoked or limited in any manner, and consequently they mutually acknowledge their representation and capacity for all legal purposes;
Pursuant to the above the parties agree as follows:
CLAUSES
1.     EXPANSION OF THE LEASED PROPERTY AND RIGHT OF FIRST REFUSAL.
LESSOR and LESSEE expressly agree and accept to expand the Leased Property with 53.797 (fifty three thousand seven hundred and ninety seven) additional square feet of constructed area by an expansion of the Building to have a total of 149,404 square feet (one hundred forty nine thousand four hundred and four) of constructed area, and the improvements thereon required by LESSEE and to be provided by LESSOR, all described in “Exhibit A1” attached to this Addendum. LESSOR will execute the expansion of 53,797 additional square feet and additional parking space in a period of 5 months commencing on July 17, 2013 and the formal delivery to LESSEE shall be on December 17, 2013.

LESSEE shall have an additional parking space parking spaces, described in “Exhibit A” for the exclusive use and control of LESSEE, same that shall be guarded with LESSEE’S security personnel during the Lease Term.
The parties further expressly agree that during the Lease Term, LESSOR grants LESSEE an irrevocable right of first refusal for renting the building planned to be built in the industrial park adjoining to Venustiano Carranza Boulevard. Once LESSOR has received an offer from a third party, it will immediately notify LESSEE, who will enjoy of a period of 15 (fifteen) calendar days in order to exercise its right of first refusal to lease such new building.
2.     EXTENSION OF THE LEASE TERM AND OPTION TO EXTEND.
A.     LESSOR and LESSEE agree to extend the Term of the Lease Agreement for a new term of seven (7) years mandatory for the parties, therefore the new Term will commence on December 17, 2013 and will end on December 16, 2020.
B.     Option to Extend. LESSEE shall have the right to request the extension of the Term herein agreed upon the terms, conditions and rents set forth herein, for one (1) additional period of seven (7) years, by giving written notice to LESSOR not less than one hundred and eighty (180) calendar days prior to the expiration of the Lease Term, provided that LESSEE is not then in default in payment of rent or of any other obligation. The parties hereby agree that lack of timely and formal notice by LESSEE to exercise the Extended Term herein referred, shall be understood that LESSEE does not intent to extend the Lease Term.
3.     RENT AND MAINTENANCE FEE.
A.     As from December 17, 2013, as total rent of the “Leased Property” of 149,404 square feet (one hundred forty nine thousand four hundred and four) of constructed area, LESSEE shall pay LESSOR the amount of […***…], Legal Currency of the United States of America) per square foot, equivalents to […***…], Legal Currency of the United States of America; plus […***…] of Value Added Tax (IVA by its Spanish acronym) or the corresponding at the moment of payment, payable in advance to LESSOR in LESSOR’S address.
If such rent is no paid within the first five (5) days of each month, it shall become delinquent and late penalty fees will be applied at the rate of five per cent (5%) per month, payable precisely in United States Currency. B.     Maintenance Fee: Also as from December 17, 2013, LESSEE shall pay to LESSOR a monthly maintenance fee at the rate of […***…], Legal Currency of the United States of America) per square foot equivalent to […***…], Legal Currency of the United States of America) monthly; plus […***…] of Value Added Tax (IVA by its Spanish acronym) or the corresponding at the moment of payment, which shall be payable jointly with the monthly rent.
If such maintenance fee is no paid within the first five (5) days of each month, it shall become delinquent and late penalty fees will be applied at the rate of five per cent (5%) per month, payable precisely in United States Currency.

*Confidential Treatment Requested

C.     Increase. Both Rent and maintenance fee herein established will be increased annually in the terms described on the Lease Agreement as from the first lease year herein extended.
4.     SECURITY DEPOSIT.
LESSEE hereby delivers the amount of […***…], Legal Currency of the United States of America) to complete the requirement of a security deposit of 3 months of rent, as deposit in guaranty for compliance of the obligations assumed in the lease agreement and hereunder by LESSEE, including but not limited to payment of rents, environmental damage or contamination of the Leased Property and shall be reimbursed to LESSEE by LESSOR upon termination of the Lease Agreement in the terms therein described.
5.     GUARANTY.
GUARANTOR hereby acknowledges and accepts the agree by LESSEE under this addendum, and also that the Guaranty granted in relation to the Lease Agreement is in full force and effect and still applies to the Lease Agreement as amended by this First Addendum.
6.     All other terms and conditions of the Lease Agreement, including the ones relative to the Guaranty and Insurance and all stipulations contained therein will remain and continue in full force and effect as contained in such Lease Agreement, therefore this addendum does not cause novation. The Lease Agreement previously executed by the parties on September 1st, 2007 shall govern any matter related to the Lease, which is not specifically addressed herein, including the original and additional leased properties described above.
7.     This document is referred to all of the AMENDMENTS made to the Lease Agreement, and forms a part of the same as one whole document; both contain the conditions and promises made between the parties, and may not be modified orally or in any manner other than by a written agreement signed by the authorized representatives of the parties.
8.     The parties hereunder agree that everything to the interpretation and compliance of this First Addendum and the Lease Agreement, they expressly submit to the jurisdiction of the Civil Courts of the City of Mexicali, State of Baja California, expressly waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.
IN WITNESS WHEREOF, the parties have executed this First Addendum to the Lease Agreement in the city of Mexicali, Baja California, Mexico, on the 15th day of July of 2013.

*Confidential Treatment Requested

LESSOR:
Industrias Asociadas Maquiladoras,
S.A. de C.V.
/s/ Eduardo Mendoza Larios
Eduardo Mendoza Larios
Legal Representative
LESSEE:
INDUSTRIAL VALLERA DE MEXICALI S.A. DE C.V.
/s/ Sergio Tagliapietra Nassri
Sergio Tagliapietra Nassri
Legal Representative
WITNESSES:
/s/ Lope Palomino
Lope Palomino
/s/ [Illegible]
Guarantor Acknowledges and accepts the terms set forth in this Addendum as described in the Fourth Clause.
GUARANTOR:
MASIMO CORPORATION.
/s/ Yongsam Lee
Yongsam Lee
Legal Representative

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*Confidential Treatment Requested